StimCell Energetics Inc. Announces Study into eBalance® Device’s Impact on Neuronal Mitochondrial Function

Vancouver, BC – December 2, 2025 – StimCell Energetics Inc. (OTC PINK: STME) (“StimCell” or the “Company”), a biotech pioneer targeting cellular energy to enhance wellness, anti-aging, and longevity, today announced the signing of a service agreement with the St. Boniface Hospital Albrechtsen Research Centre, affiliated with the University of Manitoba, and Principal Investigator, Professor Paul Fernyhough. This collaboration will explore the effects of StimCell’s proprietary eBalance® device on mitochondrial function in cultured sensory neurons to further define the physiological action of microcurrents.

Under the agreement, effective December 1, 2025, Dr. Fernyhough’s team will conduct a series of experiments to assess how eBalance® stimulation influences key aspects of cellular energy production by mitochondria. Using established biological assays in Dr. Fernyhough’s laboratory, the study will measure oxygen consumption rates (OCR) to evaluate impacts on the electron transport chain, ATP production, glycolysis, basal respiration, maximal respiration, spare respiratory capacity, coupling efficiency, and proton leak. Additional analyses will quantify enzyme activities such as AMP-activated protein kinase (AMPK) and levels of respiratory proteins through Western blotting. The project, expected to span approximately three months, involves acute and longer-term stimulation of dissociated adult rat dorsal root ganglia (DRG) neurons under controlled conditions. Replicates will ensure robust statistical analysis, with a comprehensive report provided at the study’s conclusion.

“We are thrilled to partner with Dr. Fernyhough and the esteemed St Boniface Hospital Albrechtsen Research Centre to rigorously test eBalance®’s capabilities,” said David Jeffs, CEO of StimCell Energetics. “This research represents a significant step forward in understanding how our technology may enhance mitochondrial performance, potentially opening new avenues for therapeutic applications in neurology and beyond.”

Dr. Paul Fernyhough, www.sbrc.ca/fernyhough, a renowned expert in neuronal bioenergetics and peripheral neuropathy, brings decades of experience to the project. His prior work, including studies on bioenergetic parameters in diabetic models, aligns closely with StimCell’s mission to advance cellular energy solutions. This agreement underscores the Company’s commitment to evidence-based innovation.

About StimCell Energetics Inc.

StimCell Energetics Inc. is a biotech company focused on the discovery, development and commercialization of therapeutic and non-therapeutic products that enhance cellular function, promote general wellness and alleviate health complications including, but not limited to: aging, insulin sensitivity, high blood pressure, neuropathy and kidney function. The Company’s main focus is on continued research and development of its eBalance® Technology and its eBalance® Home System.

On behalf of the Board of Directors of StimCell Energetics Inc.

David Jeffs

CEO, Director

For further information:

info@stimcell.com

www.StimCell.com.

Forward Looking Statements

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